Improving Your Safety is Our Priority

CompactSafe™ System Certified as an Explosive Detection System at International Border Crossings

July 1, 2008
Company reports that the CompactSafe was certified at international border crossings by the Israeli Security Agency to replace manual processes of explosive detection

New York - July 1, 2008 - TraceGuard Technologies Inc. (OTC BB:TCGD), a developer of technologies and solutions for improving automated explosives detection, announced today that the Israeli Security Agency (ISA) has completed extensive testing of the CompactSafe™ system and has certified it to replace manual processes of explosive detection at international border crossings.

CompactSafe™ inspects complex items at passenger and baggage screening checkpoints, and works in conjunction with security equipment currently in use to improve accuracy and efficiency in detecting explosives. The system is specifically designed to extract traces of explosives from items such as laptops, electronic devices, shoes and similar size items that are carried in carry-on luggage, and can also be adapted to improve detection for narcotics and other hazardous materials.

Automating inspection processes is a key goal of security and regulatory agencies. The automatic CompactSafe™ system improves the quality of the inspection process, while providing better service to the public and reduces overall operating costs.

The CompactSafe™ system has already been field tested at Ben Gurion Airport with the cooperation and participation of the Israel Airport Authority, as well as at the Western Wall in Jerusalem, with the cooperation of the Israeli police force.

“TraceGuard is very proud to have completed the ISA certification process. The ISA is known to be one of the most demanding certifying agency worldwide. We believe that CompactSafe™ offers a unique solution to improving explosives detection, one of the critical challenges in border crossing and in public events. This approval allows us to start sales of the CompactSafe™ system in Israel and other countries.” said Avi Kostelitz, CEO of TraceGuard.

R&D Center 6 Ravnitzki St.,P.O Box 4708, Petach Tikva 49277 Israel
TL: +972-3-9125000, Fax: +972-3-9133335
rnd@traceguard.com     www.traceguard.com

Improving Your Safety is Our Priority

About TraceGuard

TraceGuard Technologies develops innovative security technologies and solutions for enabling explosives detection through automated trace extraction. By advancing the efficacy and efficiency of trace collection, TraceGuard’s product suite offers dramatic improvement in explosives detection capabilities for aviation and homeland security authorities worldwide.

TraceGuard is a US public company traded on the Over-The-Counter Bulletin Board (OTC BB:TCGD). TraceGuard maintains a Research and Development Center in Tel Aviv, Israel and has a Sales office in New York. For additional information on TraceGuard, please contact TraceGuard at 1 866-401-5969 or visit www.traceguard.com.

Some of the statements in this press release contain forward-looking statements that involve risks and uncertainties. You can identify forward-looking statements by words such as "may," "will," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the risks outlined in our filings with the US Securities and Exchange Commission, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For example, risks that could cause actual results to vary materially from future results include, but are not limited to: our lack of an operating history, issues related to intellectual property infringement, issues relating to the introduction of our products in target markets, the need to raise capital to fund operations, our dependency on key personnel, approval of our products by regulatory authorities, matters related to the location of our operations in Israel, the extent of competition; technological developments in our target markets and the development of alternate, competing technologies in them; and sales of shares by existing shareholders. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

For TraceGuard:

Investor Relations

David Ben-Yair
CFO, TraceGuard Technologies Inc.
+1 (866) 401-5969
david.ben-yair@traceguard.com

R&D Center 6 Ravnitzki St.,P.O Box 4708, Petach Tikva 49277 Israel
TL: +972-3-9125000, Fax: +972-3-9133335
rnd@traceguard.com      www.traceguard.com